EXHIBIT 24














CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 9, 1995, included in Form 10-K filed by EnergyNorth, Inc. for the year ended September 30, 1995, and to all references to our firm included in this Registration Statement.



Arthur Andersen LLP



Boston, Massachusetts
February 9, 1996